       As filed with the Securities and Exchange Commission on November 24, 1999
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                        NATIONAL INSTRUMENTS CORPORATION.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                       74-1871327
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                          11500 NORTH MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759
   (Address, including zip code, of Registrant's principal executive offices)

                    AMENDED AND RESTATED 1994 INCENTIVE PLAN
                            (Full title of the plan)


                             JAMES J. TRUCHARD, PHD
                PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS
                        NATIONAL INSTRUMENTS CORPORATION
                          11500 NORTH MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759
                                 (512) 338-9119
(Name, address, and telephone number, including area code, of agent for service)


                                    COPY TO:
                             Kenneth M. Siegel, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

================================================================================

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                  Proposed Maximum    Proposed Maximum     Amount of
    Title of Securities           Amount to be     Offering Price         Aggregate       Registration
     to be Registered             Registered(1)      Per Share(2)     Offering Price(2)      Fee(2)
------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share..............       4,725,000         $31.09375           $146,917,969        $40,844
------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Company's common stock as reported on Nasdaq on November 23, 1999.

The contents of the Registrant's Forms S-8 Registration Statement, Registration No. 33-91608, dated April 25, 1995, relating to the Registrant's 1994 Incentive Plan are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

NUMBER                                  DOCUMENT
------                                  --------
  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
          with respect to the legality of the securities being registered.

 10.1     Registrant's Amended and Restated 1994 Incentive Plan.

 23.1     Consent of Counsel (contained in Exhibit 5.1).

 23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

 24.1     Power of Attorney (See page 4 of the Registration Statement).


                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, National Instruments Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 24, 1999.


                                         NATIONAL INSTRUMENTS CORPORATION


                                         By: /s/ JAMES J. TRUCHARD
                                            ------------------------------------
                                            Dr. James J. Truchard, President and
                                            Chairman of the Board of Directors

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. James J. Truchard and Alexander M. Davern and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including post-effective amendments or any abbreviated registrations statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection there with, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                            TITLE                          DATE
/s/ JAMES J. TRUCHARD         Chairman of the Board and President     November 24, 1999
---------------------------   (Principal Executive Officer)
Dr. James J. Truchard

/s/ ALEXANDER M. DAVERN       Chief Financial Officer and Treasurer   November 24, 1999
---------------------------   (Principal Financial and Accounting
Alexander M. Davern           Officer)

/s/ JEFFREY L. KODOSKY        Director                                November 24, 1999
---------------------------
Jeffrey L. Kodosky

/s/ WILLIAM C. NOWLIN, JR.    Director                                November 24, 1999
---------------------------
William C. Nowlin, Jr.

/s/ BEN G. STREETMAN          Director                                November 24, 1999
---------------------------
Ben G. Streetman

/s/ L. WAYNE ASHBY            Director                                November 24, 1999
---------------------------
L. Wayne Ashby

/s/ DONALD M. CARLTON         Director                                November 24, 1999
---------------------------
Donald M. Carlton

/s/ R. GARY DANIELS           Director                                November 24, 1999
---------------------------
R. Gary Daniels

                                INDEX TO EXHIBITS

NUMBER                                  DOCUMENT
------                                  --------
  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
          with respect to the legality of the securities being registered.

 10.1     Registrant's Amended and Restated 1994 Incentive Plan.

 23.1     Consent of Counsel (contained in Exhibit 5.1).

 23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

 24.1     Power of Attorney (See page 4 of the Registration Statement).


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